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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. and subsidiaries on Form S-3 of our report dated February 19, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 29, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 24, 2000